Exhibit 99.1

PURE Bioscience Reports Fiscal 2022 Third Quarter

And Nine-Month Financial Results

Update on Business Segments and PURE’s SDC-Based Antimicrobial Solutions

RANCHO CUCAMONGA, CA (June 14, 2022) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal third quarter and nine-month period ended April 30, 2022.

Q3: Summary of Results of Operations

●	Net product sales for the fiscal third quarter ended April 30, 2022 decreased 11% to $497,000, compared to $556,000 for the fiscal third quarter ended April 30, 2021. The decrease of $59,000 was primarily attributable to decreased sales to our distributors. In addition, during the fiscal third quarter ended April 30, 2022, we recognized $27,000 in royalties, compared to $5,000 for the fiscal third quarter ended April 30, 2021.
●	Net loss for the fiscal third quarter ended April 30, 2022 was $760,000, compared to $811,000 for the fiscal third quarter ended April 30, 2021. Net loss, excluding share-based compensation, for the fiscal third quarter ended April 30, 2022 was $637,000, compared to $598,000 for the fiscal third quarter ended April 30, 2021.
●	Net loss per share was ($0.01) for the fiscal third quarters ended April 30, 2022 and 2021, respectively.

Nine Months: Summary of Results of Operations

●	Net product sales for the nine months ended April 30, 2022 decreased 50% to $1,409,000, compared to $2,841,000 for the nine months ended April 30, 2021. The decrease of $1,432,000 was attributable to decreased sales across our distribution network servicing the food processing, transportation and janitorial industry. In addition, during the nine months ended April 30, 2022, we recognized $32,000 in royalties, compared to $227,000 for the nine months ended April 30, 2021.
●	Net loss for the nine months ended April 30, 2022 was $2,258,000, compared to $1,586,000 for the nine months ended April 30, 2021. Net loss, excluding share-based compensation, for the nine months ended April 30, 2022 was $1,765,000, compared to $903,000 for the nine months ended April 30, 2021.
●	Net loss per share was ($0.03) for the nine months ended April 30, 2022 and ($0.02) for the nine months ended April 30, 2021.

Business Update

Food Safety

PURE and Hydrite Chemical Company® entered into an exclusive distribution agreement for the dairy and plant-based beverage industries. Over the past year, PURE and Hydrite’s chemists, engineers and technical service staff have focused on the implementation of SDC to provide an efficacious solution in the dairy, beverage, and food safety segment. Hydrite, a family-owned company established in 1929, is one of the largest independent providers of chemicals and related services in the United States. Headquartered in Brookfield, Wisconsin, Hydrite has a network of manufacturing facilities, warehouses, and laboratories with locations in Illinois, Wisconsin, Iowa, Indiana, California, and Texas. In addition, Hydrite has nearly 1,000 employees in 25 states.

PURE and SmartWash Solutions® continue to develop, test and plan the rollout of PURE Control® for the fresh-cut industry. A setback occurred this April when a fire severely damaged Taylor Farms’s® primary food processing facility in Salinas, California. However, Taylor Farms® remains fully operational and is running at full capacity at satellite locations in California and Yuma, Arizona. Taylor Farms plans to rebuild Salinas facility after 4-alarm fire - The King City Rustler | Your Local News Source in King City, California Additionally, Taylor Farms® is fitting an adjacent facility with Process Boost (PURE Control®-based solution) lines by late July or early August to help meet customer needs. PURE and SmartWash Solutions® continue to market PURE Control® to the fresh-cut industry.

Janitorial and Sanitation

LightHouse for the Blind and Visually Impaired® (LightHouse) began shipping PURE® Hard Surface to the National Industries for the Blind and the Government Services Administration (NIB/GSA). In addition, Lighthouse recently signed an agreement with Office Depot® to supply PURE® Hard Surface. PURE® Hard Surface is the only disinfectant sanitizer that Office Depot® expects to distribute. Initial shipments of PURE® Hard Surface have been shipped to 16 Office Depot® distribution locations.

New Members of Management

PURE has hired John Kasperski as Vice President of Sales after conducting a national search. Mr. Kasperski has 22 years of experience in selling products business-to-business. Mr. Kasperski spent the last 11 years at Ecolab,® where he was a District Manager in the central United States. During this time, the teams he led consistently exceeded sales goals. Mr. Kasperski’s experience in chemical sales gives him a deep understanding of PURE’s customers, their decision-making processes and buying habits. He is implementing a sales plan that provides PURE with “boots on the ground” in the top four regions of the country to service restaurants, schools, long-term care facilities and hospitality, as well as a restructure of current PURE corporate accounts to increase sales revenue and provide customer support. PURE is currently recruiting for the Midwest and West Coast regions after attending the annual National Restaurant Association Exposition, which hosted approximately 55,000 attendees.

PURE also has hired Dr. Zhinong Yan as Executive Vice President of Science and Business Development. Dr. Yan has over 30 years of academic and industry experience in microbiology and food safety. Since joining PURE, Dr. Yan was instrumental in technical discussions with Hydrite and other PURE distributors. He also introduced PURE to global food companies and is guiding research on applications of PURE Control® at the University of Georgia and California Polytechnic State University, San Luis Obispo. Prior to joining PURE, Dr. Yan was the Executive Director of Walmart’s® Food Safety Collaboration Center in Beijing, China, and the Food Safety Director for Ecolab® in the Asia Pacific region. Dr. Yan also has served as the Senior Food Safety Scientist for Commercial Food Sanitation®, Intralox® and Mol Belting Systems®. Before working in industry, he was a research assistant professor at Michigan State University focusing on industry food safety needs, including sanitation. Dr. Yan has been actively engaged in food safety-related associations and promoting food safety globally with his strong leadership and networking. Dr. Yan received his Ph.D. from Auburn University in plant pathology.

Tom Y. Lee, Chief Executive Officer, said, “the addition of John Kasperski, Vice President of Sales, to the sales team is the first step to expand regionally across the United States. The near-term focus is to develop and service the food preparation, food service, education, and long-term care segments. We believe supporting our distributors and current customer base using our new “boots on the ground” approach will help gain customer acceptance and confidence. We expect to increase revenue and expand into other regions of the United States. Dr. Zhinong Yan, Executive Vice President of Science and Business Development, is another great addition to the PURE team. We look forward to leveraging Dr. Yan’s unique skill set to grow sales, both foreign and domestic,” concluded Lee.

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; economic and other disruptions resulting from COVID-19; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-Q for the first fiscal quarter ended October 31, 2021, Form 10-Q for the fiscal second quarter ended January 31, 2022, and Form 10-Q for the fiscal third quarter ended April 30, 2022. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2022	July 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$511,000	$2,390,000
Accounts receivable	198,000	368,000
Inventories, net	301,000	332,000
Restricted cash	75,000	75,000
Prepaid expenses	25,000	32,000
Total current assets	1,110,000	3,197,000
Property, plant and equipment, net	697,000	740,000
Patents, net	311,000	366,000
Total assets	$2,118,000	$4,303,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$416,000	$593,000
Accrued liabilities	134,000	138,000
Loan payable	—	239,000
Total current liabilities	550,000	970,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 88,023,141 shares issued and outstanding at April 30, 2022, and 87,223,141 shares issued and outstanding at July 31, 2021	881,000	873,000
Additional paid-in capital	128,738,000	128,253,000
Accumulated deficit	(128,051,000)	(125,793,000)
Total stockholders’ equity	1,568,000	3,333,000
Total liabilities and stockholders’ equity	$2,118,000	$4,303,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three months Ended
	April 30,		April 30,
	2022	2021	2022	2021
Net product sales	$1,409,000	$2,841,000	$497,000	$556,000
Royalty revenue	32,000	227,000	27,000	5,000
Total revenue	1,441,000	3,068,000	524,000	561,000
Cost of goods sold	553,000	1,250,000	199,000	246,000
Gross profit	888,000	1,818,000	325,000	315,000
Operating costs and expenses
Selling, general and administrative	3,127,000	3,136,000	977,000	1,036,000
Research and development	255,000	265,000	107,000	89,000
Total operating costs and expenses	3,382,000	3,401,000	1,084,000	1,125,000
Loss from operations	(2,494,000)	(1,583,000)	(759,000)	(810,000)
Other income (expense)
Interest expense, net	(3,000)	(3,000)	(1,000)	(1,000)
Gain on extinguishment of indebtedness, net	239,000	—	—	—
Total other income (expense)	236,000	(3,000)	(1,000)	(1,000)
Net loss	$(2,258,000)	$(1,586,000)	$(760,000)	$(811,000)
Basic and diluted net loss per share	$(0.03)	$(0.02)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	87,741,639	87,157,857	87,925,388	87,223,141

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Nine Months Ended April 30, 2022					Nine Months Ended April 30, 2021
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period	87,223,141	$873,000	$128,253,000	$(125,793,000)	$3,333,000	87,072,951	$871,000	$127,414,000	$(123,474,000)	$4,811,000
Share-based compensation expense - stock options	—	—	431,000	—	431,000	—	—	621,000	—	621,000
Share-based compensation expense - restricted stock units	—	—	62,000	—	62,000	—	—	62,000	—	62,000

Issuance of common stock upon the exercise of stock options	—	—	—	—	—	150,190	2,000	(2,000)	—	—

Issuance of common stock for vested restricted stock units	800,000	8,000	(8,000)	—	—	—	—	—	—	—
Net loss	—	—	—	(2,258,000)	(2,258,000)	—	—	—	(1,586,000)	(1,586,000)
Balances at end of period (Unaudited)	88,023,141	$881,000	$128,738,000	$(128,051,000)	$1,568,000	87,223,141	$873,000	$128,095,000	$(125,060,000)	$3,908,000

	Three Months Ended April 30, 2022					Three Months Ended April 30, 2021
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period (Unaudited)	87,873,141	$879,000	$128,617,000	$(127,291,000)	$2,205,000	87,223,141	$873,000	$127,882,000	$(124,249,000)	$4,506,000
Share-based compensation expense - stock options	—	—	103,000	—	103,000	—	—	193,000	—	193,000
Share-based compensation expense - restricted stock units	—	—	20,000	—	20,000	—	—	20,000	—	20,000

Issuance of common stock for vested restricted stock units	150,000	2,000	(2,000)	—	—				—	—
Net loss	—	—	—	(760,000)	(760,000)	—	—	—	(811,000)	(811,000)
Balances at end of period (Unaudited)	88,023,141	$881,000	$128,738,000	$(128,051,000)	$1,568,000	87,223,141	$873,000	$128,095,000	$(125,060,000)	$3,908,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	April 30,
	2022	2021
Operating activities
Net loss	$(2,258,000)	$(1,586,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	493,000	683,000
Depreciation and amortization	162,000	133,000
Gain on extinguishment of indebtedness	(239,000)
Changes in operating assets and liabilities:
Accounts receivable	170,000	868,000
Inventories	31,000	(21,000)
Prepaid expenses	7,000	(19,000)
Accounts payable and accrued liabilities	(181,000)	(813,000)
Net cash used in operating activities	(1,815,000)	(755,000)
Investing activities
Purchases of property, plant and equipment	(64,000)	(504,000)
Net cash used in investing activities	(64,000)	(504,000)
Financing activities
Net proceeds from payroll protection program loan	—	239,000
Net cash provided by financing activities	—	239,000
Net decrease in cash, cash equivalents, and restricted cash	(1,879,000)	(1,020,000)
Cash, cash equivalents, and restricted cash at beginning of period	2,465,000	3,914,000
Cash, cash equivalents, and restricted cash at end of period	$586,000	$2,894,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$511,000	$2,819,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$586,000	$2,894,000